EXHIBIT 99.1

Codorus Valley Bancorp, Inc.

Reports Third Quarter Earnings for 2012

FOR IMMEDIATE RELEASE ― York, Pennsylvania (October 15, 2012) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, A Codorus Valley Company, today announced net income available to common shareholders (earnings) of $1,809,000 or $0.41 per share basic, $0.40 per share diluted, for the quarter ended September 30, 2012, compared to the $4,000 or $0.00 per share, basic and diluted, for the quarter ended September 30, 2011. For the first nine months of 2012, net income available to common shareholders was $6,619,000 or $1.49 per share basic, $1.47 per share diluted, compared to $2,896,000 or $0.66 per share, basic and diluted, for the first nine months of 2011. All per share amounts were adjusted for the 5% common stock dividend that was declared on October 9, 2012, by the Board of Directors.

The increase in earnings for both periods was due primarily to a decrease in the provision for loan losses, which reflected adequacy of the allowance for loan losses and improving credit quality. An increase in net interest income, which resulted from an increase in the average volume of earning assets, principally commercial loans, and a decrease in funding costs, due primarily to lower rates, also contributed to the increase in earnings for both periods. Other factors that favorably impacted current period earnings was the infrequent recognition of pretax gains totaling $382,000 from the sale of investment securities in the third quarter, and a decrease in preferred stock dividends and discount accretion. U.S. agency mortgage-backed securities (MBS) were selectively sold at a gain to remove relatively low yielding instruments that were prepaying principal faster than anticipated and small odd-lot pieces from the MBS portfolio. The decrease in preferred stock dividends and discount accretion reflects a decrease in the dividend rate and the redemption of preferred stock under the U.S. Treasury’s Capital Purchase Program in the prior year.

On September 30, 2012, total assets were approximately $1,064,000,000, representing a $51,000,000 or 5 percent increase above September 30, 2011. Compared to one year ago, asset growth occurred primarily in the commercial loan portfolio and was funded primarily by an increase in core deposits. Additional financial information, which is unaudited, is provided in the Financial Highlights section of this Earnings Release.

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President and CEO Larry J. Miller commented, “We are pleased with the company’s financial performance so far this year, which has enabled us to maintain a quarterly cash dividend of $0.11 per common share and to also declare a 5% common stock dividend. The record date for both dividends is October 23, 2012. The cash dividend is payable on November 13, 2012, and the stock dividend is payable on or before December 11, 2012.”

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company, comprised currently of eighteen financial centers located throughout York County, Pennsylvania and in Hunt Valley, Bel Air and Westminster, Maryland. Application has been filed with appropriate regulatory authorities to establish a financial center at 3160 Carlisle Road, Dover, Pennsylvania. In addition to a full range of business and consumer banking services, the company also offers mortgage banking, wealth management, and real estate settlement services. Additional information is available on the bank’s website at www.peoplesbanknet.com.

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this Press Announcement, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement. Those factors include, but are not limited to: credit risk, changes in market interest rates, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

Larry J. Miller

Vice-Chairman, President, and CEO

Codorus Valley Bancorp, Inc.

717-747-1500

888-846-1970

lmiller@peoplesbanknet.com

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Condensed Consolidated Statements of Income (Unaudited)

(in thousands of dollars, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest income	$11,608	$11,738	$34,693	$33,908
Interest expense	2,677	3,131	8,008	9,401
Net interest income	8,931	8,607	26,685	24,507
Provision for loan losses	650	3,560	1,150	4,785
Noninterest income	2,295	1,792	6,034	5,288
Noninterest expense	8,194	6,317	22,416	20,287
Income before income taxes	2,382	522	9,153	4,723
Provision (benefit) for income taxes	511	(139)	2,213	679
Net income	1,871	661	6,940	4,044
Preferred stock dividends and discount accretion	62	657	321	1,148
Net income available to common shareholders	$1,809	$4	$6,619	$2,896
Basic earnings per common share	$0.41	$0.00	$1.49	$0.66
Diluted earnings per common share	$0.40	$0.00	$1.47	$0.66

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands of dollars)

	September 30, 2012	December 31, 2011	September 30, 2011
Cash and short term investments	$51,259	$32,195	$46,574
Investment securities	241,585	237,496	233,261
Loans	736,491	696,384	688,751
Allowance for loan losses	(8,787)	(8,702)	(8,617)
Net loans	727,704	687,682	680,134
Premises and equipment, net	10,624	10,861	10,755
Other assets	33,186	43,898	43,126
Total assets	$1,064,358	$1,012,132	$1,013,850

Deposits	$895,454	$854,399	$857,748
Borrowed funds	60,171	56,885	58,865
Other liabilities	8,508	7,606	6,071
Shareholders’ equity	100,225	93,242	91,166
Total liabilities and shareholders’ equity	$1,064,358	$1,012,132	$1,013,850

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Selected Financial Data (Unaudited)

	Quarterly					Year-to-Date
	2012	2012	2012	2011	2011	September 30,
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2012	2011
Earnings and Per Share Data (7)
(in thousands, except per share data)
Net income available to common shareholders	$1,809	$2,708	$2,102	$2,423	$4	$6,619	$2,896
Basic earnings per common share	$0.41	$0.61	$0.48	$0.55	$0.00	$1.49	$0.66
Diluted earnings per common share	$0.40	$0.60	$0.47	$0.55	$0.00	$1.47	$0.66
Cash dividends paid per common share	$0.105	$0.086	$0.086	$0.086	$0.086	$0.277	$0.248
Book value per common share	$16.90	$16.45	$15.89	$15.46	$15.11	$16.90	$15.11
Tangible book value per common share	$16.86	$16.41	$15.84	$15.42	$15.05	$16.86	$15.05
Average common shares outstanding	4,449	4,432	4,417	4,388	4,375	4,433	4,359
Average diluted common shares outstanding	4,522	4,495	4,443	4,397	4,416	4,489	4,407

Performance Ratios (%)
Return on average assets (4)	0.71	1.07	0.91	1.08	0.26	0.89	0.55
Return on average equity (4)	7.50	11.43	9.61	11.88	3.04	9.50	6.60
Return on average realized equity (1)(4)	8.04	12.23	10.31	12.64	3.24	10.17	6.92
Net interest margin (2)	3.70	3.88	3.85	3.71	3.79	3.81	3.74
Efficiency ratio (3)	72.48	60.88	66.40	62.17	58.13	66.57	64.91
Net overhead ratio (6)(4)	2.38	1.95	2.17	1.92	1.81	2.17	2.05

Asset Quality Ratios (%)
Net loan charge-offs to average loans (4)	0.31	0.25	0.04	0.04	1.93	0.20	0.77
Allowance for loan losses to total loans (5)	1.20	1.23	1.26	1.25	1.26	1.20	1.26
Nonperforming assets to total loans and foreclosed real estate	2.14	3.28	3.90	3.94	3.90	2.14	3.90

Capital Ratios (%)
Average equity to average assets	9.44	9.38	9.42	9.07	8.68	9.41	8.38
Tier 1 leverage capital ratio	9.83	9.87	9.86	9.62	9.53	9.83	9.53
Tier 1 risk-based capital ratio	13.41	13.61	13.34	13.35	13.15	13.41	13.15
Total risk-based capital ratio	14.55	14.77	14.54	14.55	14.35	14.55	14.35

(1) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities

(2) net interest income (tax-equivalent) as a percentage of average interest earning assets

(3) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(4) annualized for the quarterly periods presented

(5) excludes loans held for sale

(6) noninterest expense less noninterest income as a percentage of average assets

(7) per share amounts and shares outstanding were adjusted for the common stock dividend declared October 9, 2012

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